CONSENT AGREEMENT

THIS CONSENT AGREEMENT (this “Agreement”) is dated as of June 18, 2012, by and among EPICEPT CORPORATION, a Delaware corporation (“EpiCept”), MAXIM PHARMACEUTICALS INC., a Delaware corporation (“Maxim”), CYTOVIA, INC., a Delaware corporation (“Cytovia”, and collectively with EpiCept and Maxim, the “Borrowers”), MIDCAP FUNDING III, LLC, a Delaware limited liability company in its capacity as agent (“Agent”) for the lenders under the Loan Agreement (as defined below) (“Lenders”), and the Lenders.

W I T N E S S E T H:

WHEREAS, Borrowers, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of May 27, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein have the meanings given to them in the Loan Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrowers certain loans and other extensions of credit in accordance with the terms and conditions thereof; and

WHEREAS, Borrowers have requested that Agent and Lenders consent to the sales of (i) the “Purchased Assets” (as defined in the Meda AB APA (defined below)) (the “Meda AB Purchased Assets”) to Meda AB and (ii) the “Purchased Assets” (as defined in the Meda Pharma SARL APA (as defined below)) (the “Meda Pharma SARL Purchased Assets”; and together with the Meda AB Purchased Assets, the “Purchased Assets”)) to Meda Pharma SARL (together with Meda AB, the “Purchasers”) (the sales of the Purchased Assets, the “Meda Transaction”), pursuant to the terms and conditions of (i) in the case of the Meda AB Purchased Assets, that certain Asset Purchase Agreement, dated as of June 18, 2012, by and among the Meda AB, EpiCept and EpiCept GmbH, in the form attached to the Release Letter (defined below) as Exhibit A (in such form, the “Meda AB APA”), (ii) in the case of the Meda SARL Purchased Assets, that certain Asset Purchase Agreement, dated as of June 18, 2012, by and among Meda Pharma SARL, EpiCept and Maxim, in the form attached to the Release Letter (defined below) as Exhibit B (in such form, the “Meda Pharma SARL APA”; and together with the Meda AB APA, collectively, the “Meda APAs”), (iii) that certain Cooperation Agreement, dated as of June 18, 2012, by and among EpiCept, EpiCept GmbH and Meda AB, in the form attached to the Release Letter (defined below) as Exhibit C (the “Meda Cooperation Agreement”), and (iv) each of the other agreements or documents entered into in connection with the Meda APAs (together with the Meda APAs and the Meda Cooperation Agreement, collectively, the “Meda Transaction Documents”), and Agent and Lenders are willing to grant such consent subject to, and in accordance with, the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrowers, Lenders and Agent hereby agree as follows:

1. Acknowledgment of Obligations. Borrowers hereby acknowledge, confirm and agree that all Term Loans made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrowers to Agent and Lenders under the Loan Agreement and the other Loan Documents, are unconditionally owing by Borrowers to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2. Consent to Meda Transaction. Notwithstanding anything to the contrary in the Loan Agreement and/or any of the other Loan Documents and subject to the terms and conditions of this Agreement, including, without limitation, Section 9 of this Agreement, Agent and Lenders hereby consent to the Meda Transaction and agree that the Meda Transaction shall be a Transfer permitted under the Loan Agreement only so long as: (a) the purchase price of the Meda Transaction is no less than $2,300,000.00; (b) $832,258.05 of the proceeds payable to Epicept and Maxim pursuant to the Meda Transaction (the “Payoff Amount”) shall be paid by or on behalf of Borrowers to Agent, as a partial prepayment to the Lenders of principal of the Term Loans (which partial prepayment shall not give rise to any Prepayment Fee); (c) the Meda Transaction is consummated on or prior to June 29, 2012 and pursuant to the Meda Transaction Documents (i) in the case of the Meda AB APA, the Meda Pharma SARL APA and the Meda Cooperation Agreement, in substantially the forms attached to the Release Letter as Exhibits A through C, respectively and (ii) in the case of the other Meda Transaction Documents, in substantially the forms provided to the Agent prior to the Amendment Effective Date and, with respect to all Meda Transaction Documents, without giving effect to any amendments, supplements or other modifications thereto that have been agreed or entered into prior to the consummation of the Meda Transaction; and (d) the only assets transferred or sold by the Borrower in connection with the Meda Transaction are the Purchased Assets (as defined in the Meda APAs, respectively, without giving effect to any amendments, supplements or other modifications thereto).

3. Release of Security Interest in Purchased Assets. Upon the effectiveness of this Agreement in accordance with its terms, Agent agrees to deliver to the Borrower and Purchasers the release letter in substantially the form attached hereto as Exhibit A.

4. Updated Schedule 5.2(d) to Loan Agreement. Upon the consummation of the Meda Transaction upon the terms and conditions of this Agreement and the Meda APAs, Borrower shall be deemed to have delivered an updated Schedule 5.2(d) to the Loan in the form attached hereto as Exhibit B, which shall replace the existing Schedule 5.2(d).

5. Updated Schedules to Intellectual Property Security Agreement. Upon the consummation of the Meda Transaction upon the terms and conditions of this Agreement and the Meda APAs, Borrower shall be deemed to have delivered updated Schedules B and C to the IP Agreement in the forms attached hereto as Exhibit C, which shall replace the existing Schedules B and C, respectively.

6. No Other Amendments or Consents. Except for the consent and amendments set forth and referred to in Sections 2, 3, 4, and 5 above, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrowers’ Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

7. Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, each Borrower does hereby warrant, represent and covenant to Agent and Lenders that (i) each representation or warranty of Borrowers set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof, or, after giving effect to this Agreement, would result from the Meda Transaction, and (iii) each Borrower has the power and is duly authorized to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms.

8. Borrower Covenant. Borrowers agree not to amend the Meda APA or any of the Meda Transaction Documents without the prior written consent of Agent.

9. Condition Precedent to Effectiveness of this Agreement. This Agreement shall become effective as of the date (the “Amendment Effective Date”) upon which Agent shall have received one or more counterparts of this Agreement duly executed and delivered by Borrowers, Agent and Lenders, in form and substance satisfactory to Agent and Lenders.

10. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Borrower understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

11. Covenant Not To Sue. Each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrowers pursuant to Section 10 above. If any Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrowers, for themselves and their successors, assigns and legal representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

12. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

13. Severability of Provisions. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

16. Entire Agreement. The Loan Agreement and the other Loan Documents as and when modified through this Agreement embody the entire agreement between the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

17. No Strict Construction, Etc. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Time is of the essence for this Agreement.

18. Costs and Expenses. Each Borrower absolutely and unconditionally agrees to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders that are Lenders on the Closing Date in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Loan Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWERS:

EPICEPT CORPORATION

By:
Name:
Title:

MAXIM PHARMACEUTICALS INC.

By:
Name:
Title:

CYTOVIA, INC.

By:
Name:
Title:

AGENT AND LENDER:

MIDCAP FUNDING III, LLC

By:
Name:
Title: Authorized Signatory